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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

ACNB Corporation
Gettysburg, Pennsylvania

        We hereby consent to the incorporation by reference in the proxy statement/prospectus constituting a part of this Amendment No. 2 to the Registration Statement (File No. 333-215914) of our reports dated March 4, 2016, relating to the consolidated financial statements and the effectiveness of ACNB Corporation's internal control over financial reporting appearing in the ACNB Corporation's Annual Report on Form 10-K for the year ended December 31, 2015.

        We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
Harrisburg, Pennsylvania

March 13, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm